SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


     Date of Report              June 9, 1993
                    --------------------------------------------
                    (Date of earliest event reported)

                       CURTICE-BURNS FOODS, INC.
     ------------------------------------------------------------
        (Exact name of registrant as specified in its charter)

        New York                   1-7605        16-0845824
     ------------------------------------------------------------
     (State or other juris-     (Commission    (IRS Employer
     diction of incorporation)  File Number)  Identification No.)

                     90 Linden Place, P.O. Box 681
                          Rochester, NY 14603
     ------------------------------------------------------------
               (Address of principal executive offices)

                            (716) 383-1850
     ------------------------------------------------------------
         (Registrant's telephone number, including area code)

     Item 5.  Other Events.

               As previously announced, the Board of Directors of the Company authorized its management to pursue strategic alternatives for maximizing value for its shareholders, including the possible sale of the Company. At a special meeting on June 8, the Board reviewed several acquisition proposals and voted to pursue a proposal submitted by Dean Foods Company to acquire all the outstanding shares of the Company at a maximum cash price of $20 per share, subject to a number of contingencies, including an agreement with Pro-Fac Cooperative, Inc. ("Pro-Fac") covering the purchase of various assets owned by Pro-Fac but used by the Company in the conduct of its business asset (which is currently subject to significant disputes between the Company and Pro-
     Fac), negotiation by Dean Foods of an agreement with Hormel Foods Corporation for the purchase of the Nalley's Fine Foods Division of Curtice Burns, clearance of the transaction by appropriate government agencies, negotiation of definitive agreements and approval of any transaction by the Company's shareholders. No assurance can be given that the contingencies associated with the Dean Foods proposal will be satisfied, or that any transaction for the acquisition of Curtice Burns will be consummated. A copy of the Company's press release dated June 10, 1994, is attached as Exhibit 1.

               On June 9, 1994, the Company received a letter from Pro-Fac in which Pro-Fac asserted that it was entitled to receive half the net proceeds of any sale of the Company to a third party. The Company believes this assertion to be completely without merit. See Note 1 to the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 26, 1994, for a discussion of other disagreements between the Company and Pro-Fac. A copy of Pro-Fac's letter is attached as
     Exhibit 2.

               Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CURTICE-BURNS FOODS, INC.


     Date:  June 10, 1994          By:   /s/ J. William Petty
                                      ---------------------------
                                      J. William Petty, President
                                      and Chief Executive Officer

                             EXHIBIT INDEX


     Press release dated June 10, 1994 ......................   1

     Letter from Pro-Fac Cooperative, Inc.
       to the Company dated June 9, 1994 ....................   2

                                                        EXHIBIT 1
                            [Letterhead of]

                       CURTICE-BURNS FOODS, INC.


               CURTICE BURNS FOODS BOARD VOTES TO PURSUE
             ACQUISITION PROPOSAL FROM DEAN FOODS COMPANY


          ROCHESTER, NEW YORK June 10, 1994--The Board of

     Directors of Curtice Burns Foods (AMEX: CBI), as previously announced, authorized its management to pursue strategic

     alternatives for maximizing value for its shareholders,

     including the possible sale of the Company.  At a special

     meeting on June 8, the Board reviewed several acquisition

     proposals which had been received in response to active

     solicitation by the Company and its investment bankers.  The

     Board voted to pursue a proposal submitted by Dean Foods to acquire all the outstanding common stock of Curtice Burns at a maximum cash price of $20.00 per share, subject to the

     satisfactory resolution of specified contingencies, the more significant of which are described as follows.  Dean

     requires a satisfactory resolution for termination of the

     agreement between Curtice Burns and Pro-Fac Cooperative

     covering the purchase of various assets owned by Pro-Fac but used by Curtice Burns in the conduct of its business.

     Presently, there are significant disputes between Curtice

     Burns and Pro-Fac as to amounts due upon termination of the agreement.  Other contingencies to closing the acquisition include Dean's negotiation of a definitive agreement for the sale of Nalley's Fine Foods Division to Hormel Foods

     Corporation of Austin, Minnesota, clearance of the

     transaction by appropriate government agencies, negotiation of definitive agreements and approval of any transaction by

     Curtice Burns shareholders.

          "Curtice Burns is very pleased with the opportunities

     created by this potential transaction," said J. William

     Petty, President and Chief Executive Officer of Curtice

     Burns.  "Clearly this transaction could represent not only significant value to our shareholders, but also sustained

     markets for the crops of the Pro-Fac grower community

     throughout the country and enhanced career opportunities for our employees."

          In commenting on today's announcement, Howard M. Dean,

     Chairman and Chief Executive Officer of Dean Foods Company,

     said, "Dean Foods has long felt that the Curtice Burns

     product lines to be acquired in this proposed transaction

     represent a strategic fit, particularly the fruit pie

     filling and vegetable businesses.  Curtice Burns production capacity in the Northeast will offer important growth

     opportunities for our Birds Eye frozen vegetable business

     acquired earlier this year.  As part of our proposal to

     Curtice Burns, we have entered into a letter of intent

     whereby Hormel Foods Corporation will acquire the Nalley's

     Fine Foods Division of Curtice Burns."

          Joel W. Johnson, President and Chief Executive Officer

     of Hormel, expressed pleasure with the proposed purchase.

     "The acquisition of these high quality, well-recognized

     brands in the Northwest will provide incremental volume to our already successful and growing Grocery Products Division and Foodservice Group," he stated.  "Hormel Foods is

     impressed with the consistently strong, performance of the

     Nalley's organization."

          Me. Petty concluded by saying, "Dean Foods and Hormel

     are financially sound, growth-oriented food companies with strategic commitments to the product lines they would

     acquire from Curtice Burns.  However, no assurances can be given at this time that the contingencies associated with

     the Dean Foods proposal or the Hormel transaction will be

     satisfied, or that any transaction with any third party for the acquisition of Curtice Burns will be consummated."

          Curtice Burns Foods processes and markets 21 product

     lines of regional branded, private label and foodservice

     products through seven autonomously managed divisions

     located throughout the United States and Western Canada.  In its most recent quarterly report to shareholders, Curtice

     Burns reported net earnings in the nine months ending

     March '94 of $9,559,000 or $1.11 per share, compared to

     $4,197,000 or $.49 per share in the same period of the prior year.  Net earnings from operations in the nine months

     ending March '94 excluding non-recurring gains or losses were $6,795,000 or the equivalent of $.79 per share,

     compared to $4,826,000 or the equivalent of $.56 per share in the same period of the prior year - an increase of 41

     percent.

                                                        EXHIBIT 2

                            [Letterhead of
                      Pro-Fac Cooperative, Inc.]






                                   June 9, 1994



     Board of Directors
     Curtice-Burns Foods, Inc.
     90 Linden Place
     Rochester, New York 14603

     Dear Directors:

          I write on behalf of the Pro-Fac Board of Directors to confirm that, in the event of the sale of Curtice Burns to a third party, Pro-Fac will vigorously enforce its rights to one half the net proceeds of such transaction. In light of Pro-Fac's clear right to a profit split and the joint venture relationship that has operated and grown the Curtice Burns business for over thirty years using Pro-Fac's equity, facilities and other resources, Curtice Burns cannot lawfully organize a sale to claim all the profit of such transaction for itself.

                                   Sincerely,



                                   Roy A. Myers
                                   General Manager


     ram/pm

     cc:  Alan C. Stephenson, Cravath, Swaine & Moore
          Joseph D. Gatto, Goldman Sachs & Co.
          Price Blackford, Donaldson, Lufkin & Jenrette
          Dennis Hersch, Davis Polk & Wardwell